NATIONAL STORAGE AFFILIATES

NSASTORAGE.COM

REVENUE OPTIMIZATION
CUSTOMER CARE CENTER
WEB & IN-STORE EXPERIENCES
OPERATIONAL EFFICIENCIES
DIGITAL MARKETING

LEVERAGING AI & TECHNOLOGY TO DELIVER
EXCELLENCE AT EVERY TOUCHPOINT

2025

THIRD QUARTER EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

November 3, 2025
National Storage Affiliates Trust Reports Third Quarter 2025 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2025 results.
Third Quarter 2025 Highlights
•Reported net income of $29.0 million for the third quarter of 2025, a decrease of 2.5% compared to the third quarter of 2024. Reported diluted earnings per share of $0.17 for the third quarter of 2025 compared to $0.18 for the third quarter of 2024.
•Reported core funds from operations ("Core FFO") of $76.5 million, or $0.57 per share for the third quarter of 2025, a decrease of 8.1% per share compared to the third quarter of 2024.
•Reported a decrease in same store net operating income ("NOI") of 5.7% for the third quarter of 2025 compared to the same period in 2024, driven by a 2.6% decrease in same store total revenues and a 4.9% increase in same store property operating expenses.
•Reported same store period-end occupancy of 84.5% as of September 30, 2025, a decrease of 140 basis points compared to September 30, 2024.
•Acquisition of two self storage properties for approximately $32.0 million by one of NSA's unconsolidated real estate ventures during the third quarter of 2025.
•Completed the rebranding of all NSA-owned Moove In branded stores to iStorage, reducing the number of NSA operated brands to six.
Highlights Subsequent to Quarter-End
•As previously announced, entered into an agreement to form a new joint venture (the "IRE Joint Venture") between a subsidiary of NSA (the "NSA Member") and an affiliate of Investment Real Estate Management, LLC (the "IRE Member"), with the NSA Member committing to provide 75% of the equity and the IRE Member committing to provide 25% of the equity. NSA's committed capital will be in the form of preferred equity, with a 10% preferred return per annum as well as an opportunity for additional returns, which NSA expects to realize as the joint venture exits its investments in future years. An affiliate of the IRE Member will serve as the manager of the IRE Joint Venture.
David Cramer, President and Chief Executive Officer, commented, "During the third quarter, the majority of our markets showed sequential improvement in same store revenue growth, which supports our view that fundamentals have found a bottom and are beginning to trend upward."
Mr. Cramer further commented, “While the current operating environment remains competitive, the backdrop for self storage going forward is the best that we have seen in a number of years. Given the potential positive impacts on the housing market from expected interest rates cuts and a more favorable supply environment, we expect to see an improvement in self storage fundamentals supported by an improving supply/demand balance in 2026 and beyond. Our focus over the past several quarters has been to best position NSA to take advantage of this expected upturn through capital recycling and improved operational efficiency. We are ready to execute in this environment and excited about the opportunities ahead.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Net income	$29,016	$29,771	(2.5)%	$79,493	$157,139	(49.4)%

Funds From Operations ("FFO")(1)	$75,070	$82,365	(8.9)%	$218,389	$224,377	(2.7)%
Add acquisition costs	302	287	5.2%	1,162	1,274	(8.8)%
Add integration and executive severance costs(2)	1,137	907	25.4%	4,762	1,534	210.4%
Add loss on early extinguishment of debt	—	323	—%	—	323	—%
Core FFO(1)	$76,509	$83,882	(8.8)%	$224,313	$227,508	(1.4)%

Earnings per share - basic and diluted	$0.17	$0.18	(5.6)%	$0.46	$1.03	(55.3)%

FFO per share and unit(1)	$0.56	$0.61	(8.2)%	$1.61	$1.81	(11.0)%
Core FFO per share and unit(1)	$0.57	$0.62	(8.1)%	$1.66	$1.84	(9.8)%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)	Executive severance costs relate to the nine months ended September 30, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
Net income decreased $0.8 million for the third quarter of 2025 and $77.6 million for the nine months ended September 30, 2025 ("year-to-date") as compared to the same periods in 2024. The year-to-date decrease in net income was primarily due to larger gains on the sale of self storage properties recognized during 2024. Additionally, the decrease in net income for both the third quarter of 2025 and year-to-date were a result of lower NOI, driven by property dispositions and negative same store NOI growth. These impacts for the third quarter of 2025 and year-to-date were partially offset by an increase in management fees and other revenue of $0.6 million and $6.4 million, respectively, and a decrease in general and administrative expenses of $1.7 million and $7.6 million, respectively, compared to the same periods in 2024.
The decrease in FFO and Core FFO per share and unit for the third quarter of 2025 and year-to-date was primarily driven by a decrease in same store NOI and an increase in interest expense. These impacts were partially offset by decreased management fees paid to former PROs, reflected within general and administrative expenses, following the internalization of the PRO structure.
Same Store Operating Results (771 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Total revenues	$170,250	$174,848	(2.6)%	$507,882	$522,819	(2.9)%
Property operating expenses	52,830	50,362	4.9%	157,795	151,172	4.4%
Net Operating Income (NOI)	$117,420	$124,486	(5.7)%	$350,087	$371,647	(5.8)%
NOI Margin	69.0%	71.2%	(2.2)%	68.9%	71.1%	(2.2)%

Average Occupancy	85.0%	86.5%	(1.5)%	84.4%	86.2%	(1.8)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.67	$15.73	(0.4)%	$15.68	$15.78	(0.6)%

Year-over-year same store total revenue decreased 2.6% for the third quarter of 2025 and 2.9% year-to-date as compared to the same periods in 2024. The decrease for the third quarter was driven primarily by a 150 basis point decrease in average occupancy and a 0.4% decrease in average annualized rental revenue per occupied square foot. The year-to-date same store total revenue decrease was driven primarily by a 180 basis point decrease in average occupancy and a 0.6% decrease in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Portland, San Juan, PR and Houston. Markets which generated below portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta and Phoenix.
Year-over-year same store property operating expenses increased 4.9% for the third quarter of 2025 and 4.4% year-to-date as compared to the same periods in 2024. The increase was primarily driven by increases in marketing, property tax expense and utilities, partially offset by decreases in insurance costs.
Investment and Disposition Activity
During the third quarter, a joint venture between a subsidiary of NSA and a state pension fund advised by Heitman Capital Management, LLC (the "2023 Joint Venture") acquired two self storage properties for approximately $32.0 million. The 2023 Joint Venture financed the acquisition with capital contributions from the venture members, of which NSA contributed approximately $8.0 million.
During the third quarter, NSA completed the sale of two wholly-owned self storage properties, consisting of approximately 83,000 rentable square feet configured in approximately 600 storage units for approximately $6.5 million.
Balance Sheet
As of September 30, 2025, NSA has approximately $543.6 million of available capacity on its $950.0 million revolving line of credit.
Common Share Dividends
On August 13, 2025, NSA's Board of Trustees declared a quarterly cash dividend of $0.57 per common share. The third quarter 2025 dividend was paid on September 30, 2025 to shareholders of record as of September 15, 2025.

2025 Guidance
NSA reaffirms its previously provided Core FFO guidance estimates and related assumptions for the year ended December 31, 2025.

	Current Ranges for Full Year 2025		Actual Results for Full Year 2024
	Low	High
Core FFO per share(1)	$2.17	$2.23	$2.44

Same store operations(2)
Total revenue growth	(3.0)%	(2.0)%	(3.0)%
Property operating expenses growth	3.25%	4.25%	3.7%
NOI growth	(5.75)%	(4.25)%	(5.5)%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$42.0	$44.0	$49.7
Equity-based compensation, in millions	$8.0	$8.5	$7.9

Management fees and other revenue, in millions	$49.0	$51.0	$42.7
Core FFO from unconsolidated real estate ventures, in millions	$20.5	$22.5	$24.2

Acquisitions - consolidated and joint venture (at share), in millions(3)	$50.0	$100.0	$101.8
Dispositions - consolidated and joint venture (at share), in millions(3)	$100.0	$300.0	$273.1

	Current Ranges for Full Year 2025
	Low	High
Earnings per share - diluted	$0.71	$0.74
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	(0.17)	(0.22)
Add real estate depreciation and amortization	1.43	1.46
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.08	0.09
Add NSA's share of FFO of unconsolidated real estate ventures	0.15	0.17
Less gain on sale of self storage properties	(0.08)	(0.08)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Add integration costs	0.04	0.05
Core FFO per share and unit	$2.17	$2.23

(1)	The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2)	2025 guidance reflects NSA's 2025 same store pool comprising 771 stores. 2024 actual results reflect NSA's 2024 same store pool comprising 776 stores.
(3)	NSA's actual results for full year 2024 exclude the contribution of wholly-owned self storage properties into the 2024 Joint Venture for approximately $346.5 million.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at www.nsastorage.com and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 3, 2025.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Tuesday, November 4, 2025 to discuss its third quarter 2025 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nsastorage.com.
Conference Call and Webcast:
Date/Time: Tuesday, November 4, 2025, 1:00 pm ET
Webcast available at: www.nsastorage.com.
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nsastorage.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the upcoming Jefferies Real Estate Conference on November 17- 19, 2025 in Miami, Florida and the Nareit REITworld 2025 Annual Conference on December 8 - 11, 2025 in Dallas, Texas.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2025, the Company held ownership interests in and operated 1,069 self storage properties, located in 37 states and Puerto Rico with approximately 69.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nsastorage.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition and disposition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions or dispositions under contract; the Company's ability to realize the benefits from the internalization of the PRO structure and portfolio optimization strategy; and the Company's guidance estimates for the year ending December 31, 2025. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE
Rental revenue	$169,907	$174,467	$509,220	$529,218
Other property-related revenue	6,459	7,405	19,977	20,654
Management fees and other revenue	12,336	11,749	36,701	30,345
Total revenue	188,702	193,621	565,898	580,217
OPERATING EXPENSES
Property operating expenses	55,347	52,712	166,078	159,607
General and administrative expenses	11,460	13,114	37,409	44,977
Depreciation and amortization	46,885	47,661	142,613	141,702
Other	4,101	3,643	13,077	10,510
Total operating expenses	117,793	117,130	359,177	356,796
OTHER (EXPENSE) INCOME
Interest expense	(40,549)	(39,575)	(122,293)	(114,920)
Loss on early extinguishment of debt	—	(323)	—	(323)
Equity in earnings (losses) of unconsolidated real estate ventures	463	(4,712)	(9,221)	(10,791)
Acquisition and integration costs	(1,439)	(1,164)	(5,924)	(2,151)
Non-operating income (expense)	503	(83)	1,325	352
Gain on sale of self storage properties	—	—	10,996	63,841
Other expense, net	(41,022)	(45,857)	(125,117)	(63,992)
Income before income taxes	29,887	30,634	81,604	159,429
Income tax expense	(871)	(863)	(2,111)	(2,290)
Net income	29,016	29,771	79,493	157,139
Net income attributable to noncontrolling interests	(10,589)	(11,070)	(28,601)	(62,349)
Net income attributable to National Storage Affiliates Trust	18,427	18,701	50,892	94,790
Distributions to preferred shareholders	(5,117)	(5,112)	(15,345)	(15,332)
Net income attributable to common shareholders	$13,310	$13,589	$35,547	$79,458

Earnings per share - basic and diluted	$0.17	$0.18	$0.46	$1.03

Weighted average shares outstanding - basic and diluted	76,746	75,760	76,532	77,047

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Real estate
Self storage properties	$5,841,786	$5,864,134
Less accumulated depreciation	(1,175,690)	(1,051,638)
Self storage properties, net	4,666,096	4,812,496
Cash and cash equivalents	26,295	50,408
Restricted cash	1,571	345
Debt issuance costs, net	3,533	5,632
Investment in unconsolidated real estate ventures	235,385	246,193
Other assets, net	189,055	218,482
Operating lease right-of-use assets	20,367	20,906
Total assets	$5,142,302	$5,354,462
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,403,399	$3,449,087
Accounts payable and accrued liabilities	109,632	98,657
Interest rate swap liabilities	4,481	471
Operating lease liabilities	22,394	22,888
Deferred revenue	20,355	20,012
Total liabilities	3,560,261	3,591,115
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 14,704,845 and 14,695,458 issued (in series) and outstanding at September 30, 2025 and December 31, 2024, respectively, at liquidation preference	341,130	340,895
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 76,940,983 and 76,344,661 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	769	763
Additional paid-in capital	1,252,488	1,249,426
Distributions in excess of earnings	(626,122)	(530,652)
Accumulated other comprehensive income	4,860	15,548
Total shareholders' equity	973,125	1,075,980
Noncontrolling interests	608,916	687,367
Total equity	1,582,041	1,763,347
Total liabilities and equity	$5,142,302	$5,354,462

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$29,016	$29,771	$79,493	$157,139
Add (subtract):
Real estate depreciation and amortization	46,458	47,286	141,256	140,588
Equity in (earnings) losses of unconsolidated real estate ventures	(463)	4,712	9,221	10,791
Company's share of FFO in unconsolidated real estate ventures	5,627	6,164	16,119	18,026
Gain on sale of self storage properties	—	—	(10,996)	(63,841)
Distributions to preferred shareholders and unitholders	(5,568)	(5,568)	(16,704)	(16,704)
FFO attributable to subordinated performance units(1)	—	—	—	(21,622)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	75,070	82,365	218,389	224,377
Add (subtract):
Acquisition costs	302	287	1,162	1,274
Integration and executive severance costs(2)	1,137	907	4,762	1,534
Loss on early extinguishment of debt	—	323	—	323
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$76,509	$83,882	$224,313	$227,508

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	76,746	75,760	76,532	77,047
Weighted average restricted common shares outstanding	23	19	23	21
Weighted average OP units outstanding	51,833	52,740	52,030	42,709
Weighted average DownREIT OP unit equivalents outstanding	5,769	5,769	5,769	3,346
Weighted average LTIP units outstanding	851	663	887	676
Total weighted average shares and units outstanding - FFO and Core FFO	135,222	134,951	135,241	123,799

FFO per share and unit	$0.56	$0.61	$1.61	$1.81
Core FFO per share and unit	$0.57	$0.62	$1.66	$1.84

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)	Executive severance costs relate to the nine months ended September 30, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). All subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings per share - diluted	$0.17	$0.18	$0.46	$1.03
Impact of the difference in weighted average number of shares(4)	(0.07)	(0.08)	(0.19)	(0.39)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.08	0.08	0.19	0.49
Add real estate depreciation and amortization	0.34	0.35	1.04	1.14
Add equity in losses of unconsolidated real estate ventures	—	0.03	0.07	0.08
Add Company's share of FFO in unconsolidated real estate ventures	0.04	0.05	0.12	0.15
Subtract gain on sale of self storage properties	—	—	(0.08)	(0.52)
FFO attributable to subordinated performance unitholders	—	—	—	(0.17)
FFO per share and unit	0.56	0.61	1.61	1.81
Add acquisition costs	—	—	0.01	0.01
Add integration and executive severance costs	0.01	0.01	0.04	0.02
Add loss on early extinguishment of debt	—	—	—	—
Core FFO per share and unit	$0.57	$0.62	$1.66	$1.84

(4)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units and DownREIT subordinated performance units into OP units, even though such units may have only been convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. All outstanding subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$29,016	$29,771	$79,493	$157,139
(Subtract) add:
Management fees and other revenue	(12,336)	(11,749)	(36,701)	(30,345)
General and administrative expenses	11,460	13,114	37,409	44,977
Depreciation and amortization	46,885	47,661	142,613	141,702
Other	4,101	3,643	13,077	10,510
Interest expense	40,549	39,575	122,293	114,920
Loss on early extinguishment of debt	—	323	—	323
Equity in (earnings) losses of unconsolidated real estate ventures	(463)	4,712	9,221	10,791
Acquisition and integration costs	1,439	1,164	5,924	2,151
Non-operating (income) expense	(503)	83	(1,325)	(352)
Gain on sale of self storage properties	—	—	(10,996)	(63,841)
Income tax expense	871	863	2,111	2,290
Net Operating Income	$121,019	$129,160	$363,119	$390,265

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$29,016	$29,771	$79,493	$157,139
Add:
Depreciation and amortization	46,885	47,661	142,613	141,702
Company's share of unconsolidated real estate venture depreciation and amortization	5,193	5,418	15,821	15,110
Interest expense	40,549	39,575	122,293	114,920
Income tax expense	871	863	2,111	2,290
Loss on early extinguishment of debt	—	323	—	323
EBITDA	122,514	123,611	362,331	431,484
Add (subtract):
Acquisition costs	302	287	1,162	1,274
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	(30)	5,458	9,518	13,707
Gain on sale of self storage properties	—	—	(10,996)	(63,841)
Integration and executive severance costs, excluding equity-based compensation(2)	—	877	1,388	1,100
Equity-based compensation expense(3)	3,112	1,911	9,329	6,097
Adjusted EBITDA	$125,898	$132,144	$372,732	$389,821

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Executive severance costs relate to the nine months ended September 30, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)
Equity-based compensation expense is a non-cash item recorded within general and administrative expenses and acquisition and integration costs in our consolidated statements of operations. For the three and nine months ended September 30, 2025, $1.1 million and $3.4 million, respectively, relates to the internalization of the PRO structure and is included in acquisition and integration costs.

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2025
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	176	80,992	11,294,192	84.6%	Texas	203	98,085	13,405,060	84.8%
California	86	51,663	6,494,828	82.8%	Florida	105	60,419	6,816,000	82.4%
Florida	78	45,394	5,100,451	81.6%	California	99	58,660	7,341,581	83.0%
Oregon	70	29,264	3,662,029	88.8%	Georgia	72	33,516	4,598,338	82.3%
Georgia	50	21,948	3,017,563	81.7%	Oregon	70	29,264	3,662,029	88.8%
North Carolina	35	17,269	2,160,512	87.7%	Oklahoma	52	22,401	3,269,410	81.2%
Arizona	34	18,883	2,174,965	78.9%	Arizona	36	19,892	2,285,095	78.5%
Oklahoma	33	15,292	2,139,756	82.2%	North Carolina	35	17,269	2,160,512	87.7%
Louisiana	25	11,459	1,388,685	79.2%	Ohio	27	14,898	1,854,692	85.2%
Pennsylvania	22	10,441	1,296,220	88.2%	Michigan	25	15,972	2,023,848	87.7%
Colorado	21	9,117	1,145,258	88.7%	Pennsylvania	25	12,076	1,456,890	88.4%
Washington	19	6,643	871,889	86.9%	Alabama	25	11,824	1,759,711	80.0%
Puerto Rico	15	12,854	1,379,277	89.2%	Louisiana	25	11,459	1,388,685	79.2%
Nevada	15	7,564	963,252	84.5%	Kansas	22	8,429	1,121,502	88.7%
New Hampshire	15	7,160	890,320	85.2%	Tennessee	21	10,914	1,400,552	88.1%
Kansas	15	5,577	721,923	89.0%	Colorado	21	9,117	1,145,258	88.7%
Indiana	12	6,530	827,524	80.8%	New Jersey	20	13,512	1,603,307	86.3%
New Mexico	12	5,775	750,498	79.7%	Indiana	19	9,821	1,286,329	82.2%
Alabama	11	6,033	909,280	75.3%	Nevada	19	9,449	1,247,570	83.9%
Other(1)	63	35,985	4,425,913	85.4%	Washington	19	6,643	871,889	86.9%
Total	807	405,843	51,614,335	84.0%	Puerto Rico	15	12,854	1,379,277	89.2%
					Massachusetts	15	11,058	1,209,811	86.4%
					New Hampshire	15	7,160	890,320	85.2%
					New Mexico	12	5,775	750,498	79.7%
					Minnesota	11	5,562	709,345	87.4%
					Illinois	10	6,772	728,593	85.5%
					Other(2)	51	28,069	3,471,095	85.1%
					Total	1,069	550,870	69,837,197	84.4%

(1)
Other states in NSA's owned portfolio as of September 30, 2025 include Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, Ohio, South Carolina, Tennessee and Virginia.

(2)
Other states in NSA's operated portfolio as of September 30, 2025 include Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, New York, Rhode Island, South Carolina and Virginia.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2025 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other	Total

March 31, 2025	3	1,031	107,041	$12,434	$—	$1,060	$13,494
June 30, 2025	1	718	86,906	11,328	—	48	11,376
September 30, 2025	—	—	—	—	—	—	—

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2025	—	—	—	—	—	—	—
June 30, 2025	1	623	54,750	17,963	—	50	18,013
September 30, 2025	2	1,020	158,933	32,084	—	(88)	31,996
Total Investments(4)	7	3,392	407,630	$73,809	$—	$1,070	$74,879

2025 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:(5)	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2025	2	394	82,270	$9,752
June 30, 2025	8	3,817	580,002	57,350
September 30, 2025	2	553	82,972	5,962
Total Dispositions and Divestitures	12	4,764	745,244	$73,064

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)
NSA through its unconsolidated real estate ventures and wholly-owned portfolio acquired self storage properties located in California (1), Kansas (1), New Mexico (2), New York (1), Tennessee (1) and Texas (1).

(5)	NSA disposed of self storage properties located in Arkansas (5), Colorado (1), Florida (1), Minnesota (1), Montana (1), Utah (1), Wisconsin (1) and Wyoming (1).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of September 30, 2025									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2025	2026	2027	2028	2029	2030	2031	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	5.67%	Variable(3)	January 2027	$—	$—	$399,400	$—	$—	$—	$—	$—	$399,400
Term loan - Tranche D	4.11%	Swapped To Fixed	July 2026	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche E	5.03%	Swapped To Fixed(3)	March 2027	—	—	130,000	—	—	—	—	—	130,000
Term loan facility - 2028	4.17%	Swapped To Fixed	December 2028	—	—	—	75,000	—	—	—	—	75,000
Term loan facility - April 2029	3.77%	Swapped To Fixed	April 2029	—	—	—	—	100,000	—	—	—	100,000
Term loan facility - June 2029	5.07%	Swapped To Fixed	June 2029	—	—	—	—	285,000	—	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	35,000	—	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	65,000	—	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	120,000	—	—	—	—	120,000
September 2028 Senior Unsecured Notes	5.40%	Fixed	September 2028	—	—	—	75,000	—	—	—	—	75,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	100,000	—	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	100,000	—	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	150,000	—	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	35,000	—	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	75,000	—	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	90,000	—	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	50,000	—	50,000
September 2031 Senior Unsecured Notes	5.55%	Fixed	September 2031	—	—	—	—	—	—	125,000	—	125,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	175,000	—	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2034 Senior Unsecured Notes	5.74%	Fixed	September 2034	—	—	—	—	—	—	—	150,000	150,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.54%	Fixed	August 2027 - October 2031	—	—	84,900	88,000	—	—	26,267	—	199,167
Total Principal/Weighted Average	4.50%		4.25 years	$—	$375,000	$614,300	$458,000	$485,000	$260,000	$466,267	$755,000	$3,413,567
Weighted average effective interest rate of maturing debt				—%	4.33%	5.32%	5.04%	4.58%	3.41%	3.80%	4.36%
Unamortized debt issuance costs and debt premium, net												(10,168)
Total Debt												$3,403,399

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.45% and a SOFR Index Adjustment of 0.10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings. $125.0 million of the Tranche E term loan is subject to interest rate swaps, the maturity of which extends through the Tranche E maturity.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2025
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.7x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.6x
Total Leverage Ratio	< 60.0%	46.6%

Preferred Shares and Units

Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,036,717
6.000% Series B cumulative redeemable preferred shares of beneficial interest	4,608,445
Preferred shares of beneficial interest(4)	13,645,162
6.000% Series A-1 cumulative redeemable preferred units	1,193,211

Common Shares and Units

Outstanding
Common shares of beneficial interest	76,917,707
Restricted common shares	23,276
Total shares outstanding	76,940,983
Operating partnership units	51,630,699
DownREIT operating partnership unit equivalents	5,769,214
Total operating partnership units	57,399,913
Long-term incentive plan units	850,663
Total common shares and units outstanding	135,191,559

(4)
The Company's balance sheet at September 30, 2025 reflects 14,704,845 preferred shares of beneficial interest, which includes 5,668,128 Series B Preferred Shares issued and outstanding. We have reflected 13,645,162 preferred shares herein, which corresponds to the $341.1 million liquidation preference reflected on the balance sheet at September 30, 2025. As part of a 2023 property acquisition of 15 properties from one of the Company's former participating regional operators (the "Contributor"), the Company recorded a $26.1 million promissory note receivable from the Contributor, and the Contributor used the loan proceeds to acquire $26.1 million of OP equity. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of September 30, 2025
				Number of Stores at September 30,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2025	2024	Total Rentable Square Feet	3Q 2025	3Q 2024
2016 Joint Venture	$95,783	$930,603	$358,484	81	81	5,689,390	85.3%	88.4%
2018 Joint Venture	89,882	1,285,494	646,354	104	104	7,863,592	86.4%	87.8%
2023 Joint Venture	48,566	197,030	—	21	18	1,449,092	80.2%	73.6%
2024 Joint Venture	1,154	345,616	209,198	56	56	3,220,788	85.0%	86.0%
Total	$235,385	$2,758,743	$1,214,036	262	259	18,222,862	85.3%	86.7%

Combined Operating Information(2)

	Three Months Ended September 30, 2025					Nine Months Ended September 30, 2025
	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,385	$28,011	$3,259	$9,220	$62,875	$67,031	$83,325	$8,180	$27,633	$186,169
Property operating expenses	7,659	9,022	1,376	3,733	21,790	22,984	27,389	3,579	11,663	65,615
Net operating income	14,726	18,989	1,883	5,487	41,085	44,047	55,936	4,601	15,970	120,554
Supervisory, administrative and other expenses	(1,624)	(1,727)	(250)	(487)	(4,088)	(4,856)	(5,151)	(657)	(1,452)	(12,116)
Depreciation and amortization	(5,602)	(10,032)	(2,053)	(3,084)	(20,771)	(16,813)	(30,453)	(5,959)	(10,059)	(63,284)
Interest expense	(3,274)	(7,144)	—	(3,235)	(13,653)	(9,849)	(21,480)	—	(9,704)	(41,033)
Non-operating (expense) income	(45)	435	(10)	50	430	(1)	644	4	274	921
Net income (loss)	$4,181	$521	$(430)	$(1,269)	$3,003	$12,528	$(504)	$(2,011)	$(4,971)	$5,042
Add (subtract):
Unconsolidated real estate venture depreciation and amortization	5,602	10,032	2,053	3,084	20,771	16,813	30,453	5,959	10,059	63,284
FFO and Core FFO for unconsolidated real estate ventures	$9,783	$10,553	$1,623	$1,815	$23,774	$29,341	$29,949	$3,948	$5,088	$68,326

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2025 compared to Three Months Ended September 30, 2024

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	54	$11,727	$11,459	2.3%	$3,122	$2,899	7.7%	$8,605	$8,560	0.5%	73.4%	74.7%	(1.3)%
Riverside-San Bernardino-Ontario, CA	49	12,976	13,640	(4.9)%	3,296	2,977	10.7%	9,680	10,663	(9.2)%	74.6%	78.2%	(3.6)%
Houston-Pasadena-The Woodlands, TX	37	8,336	8,379	(0.5)%	3,170	2,845	11.4%	5,166	5,534	(6.6)%	62.0%	66.0%	(4.0)%
Atlanta-Sandy Springs-Roswell, GA	30	5,405	5,804	(6.9)%	1,907	1,849	3.1%	3,498	3,955	(11.6)%	64.7%	68.1%	(3.4)%
Dallas-Fort Worth-Arlington, TX	28	4,928	5,189	(5.0)%	2,057	1,892	8.7%	2,871	3,297	(12.9)%	58.3%	63.5%	(5.2)%
Phoenix-Mesa-Chandler, AZ	26	5,522	5,981	(7.7)%	1,666	1,488	12.0%	3,856	4,493	(14.2)%	69.8%	75.1%	(5.3)%
McAllen-Edinburg-Mission, TX	21	4,509	4,598	(1.9)%	1,399	1,268	10.3%	3,110	3,330	(6.6)%	69.0%	72.4%	(3.4)%
Oklahoma City, OK	20	3,163	3,332	(5.1)%	1,066	861	23.8%	2,097	2,471	(15.1)%	66.3%	74.2%	(7.9)%
Brownsville-Harlingen, TX	16	2,886	2,876	0.3%	891	878	1.5%	1,995	1,998	(0.2)%	69.1%	69.5%	(0.4)%
San Antonio-New Braunfels, TX	15	2,684	2,813	(4.6)%	1,050	1,188	(11.6)%	1,634	1,625	0.6%	60.9%	57.8%	3.1%
North Port-Bradenton-Sarasota, FL	15	4,129	4,341	(4.9)%	1,229	1,469	(16.3)%	2,900	2,872	1.0%	70.2%	66.2%	4.0%
San Juan-Bayamón-Caguas, PR	15	9,819	9,633	1.9%	1,909	1,965	(2.8)%	7,910	7,668	3.2%	80.6%	79.6%	1.0%
Los Angeles-Long Beach-Anaheim, CA	14	5,783	5,977	(3.2)%	1,538	1,398	10.0%	4,245	4,579	(7.3)%	73.4%	76.6%	(3.2)%
Colorado Springs, CO	14	2,168	2,207	(1.8)%	792	664	19.3%	1,376	1,543	(10.8)%	63.5%	69.9%	(6.4)%
Orlando-Kissimmee-Sanford, FL	14	3,178	3,413	(6.9)%	1,100	1,135	(3.1)%	2,078	2,278	(8.8)%	65.4%	66.7%	(1.3)%
Tulsa, OK	13	1,959	2,057	(4.8)%	642	567	13.2%	1,317	1,490	(11.6)%	67.2%	72.4%	(5.2)%
Las Vegas-Henderson-North Las Vegas, NV	13	2,806	2,936	(4.4)%	834	749	11.3%	1,972	2,187	(9.8)%	70.3%	74.5%	(4.2)%
Shreveport-Bossier City, LA	12	1,526	1,568	(2.7)%	619	521	18.8%	907	1,047	(13.4)%	59.4%	66.8%	(7.4)%
Austin-Round Rock-San Marcos, TX	12	3,218	3,436	(6.3)%	1,116	1,196	(6.7)%	2,102	2,240	(6.2)%	65.3%	65.2%	0.1%
Wichita, KS	12	1,847	1,807	2.2%	725	632	14.7%	1,122	1,175	(4.5)%	60.7%	65.0%	(4.3)%
Bend, OR	10	2,049	2,093	(2.1)%	499	448	11.4%	1,550	1,645	(5.8)%	75.6%	78.6%	(3.0)%
Other MSAs	331	69,632	71,309	(2.4)%	22,203	21,473	3.4%	47,429	49,836	(4.8)%	68.1%	69.9%	(1.8)%
Total/Weighted Average	771	$170,250	$174,848	(2.6)%	$52,830	$50,362	4.9%	$117,420	$124,486	(5.7)%	69.0%	71.2%	(2.2)%

2024 Same Store Pool(2)	744	$164,589	$169,193	(2.7)%	$50,824	$48,412	5.0%	$113,765	$120,781	(5.8)%	69.1%	71.4%	(2.3)%

2023 Same Store Pool(3)	695	$153,645	$158,217	(2.9)%	$47,047	$44,797	5.0%	$106,598	$113,420	(6.0)%	69.4%	71.7%	(2.3)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2025 compared to Three Months Ended September 30, 2024
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	22,068	2,677,879	88.7%	88.8%	(0.1)%	89.6%	89.4%	0.2%	$18.97	$18.54	2.3%
Riverside-San Bernardino-Ontario, CA	27,155	3,687,843	83.8%	87.4%	(3.6)%	83.7%	87.2%	(3.5)%	16.24	16.25	(0.1)%
Houston-Pasadena-The Woodlands, TX	18,421	2,762,756	85.8%	90.1%	(4.3)%	86.4%	90.4%	(4.0)%	13.40	12.80	4.7%
Atlanta-Sandy Springs-Roswell, GA	14,207	1,986,675	82.3%	82.9%	(0.6)%	81.8%	83.5%	(1.7)%	12.78	13.40	(4.6)%
Dallas-Fort Worth-Arlington, TX	12,847	1,672,270	80.5%	81.9%	(1.4)%	80.8%	83.3%	(2.5)%	13.98	14.13	(1.1)%
Phoenix-Mesa-Chandler, AZ	15,239	1,705,135	78.6%	82.5%	(3.9)%	78.7%	83.0%	(4.3)%	15.91	16.23	(2.0)%
McAllen-Edinburg-Mission, TX	9,848	1,467,078	89.2%	89.1%	0.1%	88.9%	90.0%	(1.1)%	13.28	13.43	(1.1)%
Oklahoma City, OK	9,180	1,327,602	82.6%	86.2%	(3.6)%	82.7%	87.2%	(4.5)%	11.05	11.05	—%
Brownsville-Harlingen, TX	6,536	940,371	89.3%	89.2%	0.1%	89.2%	89.0%	0.2%	13.18	13.10	0.6%
San Antonio-New Braunfels, TX	6,491	835,115	83.5%	83.8%	(0.3)%	83.7%	83.8%	(0.1)%	14.73	15.35	(4.0)%
North Port-Bradenton-Sarasota, FL	9,402	959,833	84.9%	86.3%	(1.4)%	84.8%	85.6%	(0.8)%	19.64	20.34	(3.4)%
San Juan-Bayamón-Caguas, PR	12,854	1,379,277	89.2%	91.2%	(2.0)%	89.2%	91.5%	(2.3)%	31.02	29.46	5.3%
Los Angeles-Long Beach-Anaheim, CA	9,749	1,063,694	84.0%	86.6%	(2.6)%	84.0%	87.1%	(3.1)%	25.20	24.92	1.1%
Colorado Springs, CO	5,633	707,710	87.8%	85.6%	2.2%	87.7%	87.7%	—%	13.40	13.62	(1.6)%
Orlando-Kissimmee-Sanford, FL	8,070	950,696	82.9%	88.5%	(5.6)%	83.5%	89.5%	(6.0)%	15.37	14.72	4.4%
Tulsa, OK	6,112	812,154	81.5%	85.0%	(3.5)%	81.5%	86.3%	(4.8)%	11.29	11.17	1.1%
Las Vegas-Henderson-North Las Vegas, NV	7,080	880,970	84.1%	85.7%	(1.6)%	86.9%	86.2%	0.7%	14.09	14.77	(4.6)%
Shreveport-Bossier City, LA	5,102	669,571	81.3%	82.1%	(0.8)%	81.1%	83.6%	(2.5)%	10.66	10.62	0.4%
Austin-Round Rock-San Marcos, TX	6,855	917,244	83.6%	84.3%	(0.7)%	84.5%	84.9%	(0.4)%	16.10	17.04	(5.5)%
Wichita, KS	4,198	586,931	89.7%	86.6%	3.1%	90.9%	87.5%	3.4%	12.96	13.11	(1.1)%
Bend, OR	3,937	570,674	90.8%	89.0%	1.8%	91.1%	89.6%	1.5%	15.27	15.84	(3.6)%
Other MSAs	165,028	20,715,145	84.2%	84.8%	(0.6)%	84.9%	85.6%	(0.7)%	15.25	15.43	(1.2)%
Total/Weighted Average	386,012	49,276,623	84.5%	85.9%	(1.4)%	85.0%	86.5%	(1.5)%	$15.67	$15.73	(0.4)%

2024 Same Store Pool(2)	371,569	47,560,078	84.6%	85.9%	(1.3)%	85.0%	86.5%	(1.5)%	$15.70	$15.78	(0.5)%

2023 Same Store Pool(3)	344,886	44,257,563	84.5%	86.0%	(1.5)%	85.0%	86.7%	(1.7)%	$15.75	$15.85	(0.6)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2025 compared to Nine Months Ended September 30, 2024

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	54	$34,501	$33,883	1.8%	$9,689	$8,964	8.1%	$24,812	$24,919	(0.4)%	71.9%	73.5%	(1.6)%
Riverside-San Bernardino-Ontario, CA	49	39,064	41,139	(5.0)%	9,542	9,409	1.4%	29,522	31,730	(7.0)%	75.6%	77.1%	(1.5)%
Houston-Pasadena-The Woodlands, TX	37	24,903	24,674	0.9%	9,079	8,600	5.6%	15,824	16,074	(1.6)%	63.5%	65.1%	(1.6)%
Atlanta-Sandy Springs-Roswell, GA	30	16,269	17,834	(8.8)%	5,579	5,161	8.1%	10,690	12,673	(15.6)%	65.7%	71.1%	(5.4)%
Dallas-Fort Worth-Arlington, TX	28	14,700	15,496	(5.1)%	5,953	5,842	1.9%	8,747	9,654	(9.4)%	59.5%	62.3%	(2.8)%
Phoenix-Mesa-Chandler, AZ	26	16,764	18,043	(7.1)%	4,709	4,719	(0.2)%	12,055	13,324	(9.5)%	71.9%	73.8%	(1.9)%
McAllen-Edinburg-Mission, TX	21	13,522	13,933	(2.9)%	3,835	3,767	1.8%	9,687	10,166	(4.7)%	71.6%	73.0%	(1.4)%
Oklahoma City, OK	20	9,652	9,927	(2.8)%	3,083	2,722	13.3%	6,569	7,205	(8.8)%	68.1%	72.6%	(4.5)%
Brownsville-Harlingen, TX	16	8,576	8,643	(0.8)%	2,538	2,405	5.5%	6,038	6,238	(3.2)%	70.4%	72.2%	(1.8)%
San Antonio-New Braunfels, TX	15	8,065	8,403	(4.0)%	3,253	3,135	3.8%	4,812	5,268	(8.7)%	59.7%	62.7%	(3.0)%
North Port-Bradenton-Sarasota, FL	15	12,573	13,409	(6.2)%	3,934	4,348	(9.5)%	8,639	9,061	(4.7)%	68.7%	67.6%	1.1%
San Juan-Bayamón-Caguas, PR	15	29,108	28,689	1.5%	5,664	5,627	0.7%	23,444	23,062	1.7%	80.5%	80.4%	0.1%
Los Angeles-Long Beach-Anaheim, CA	14	17,218	18,018	(4.4)%	4,536	4,335	4.6%	12,682	13,683	(7.3)%	73.7%	75.9%	(2.2)%
Colorado Springs, CO	14	6,323	6,470	(2.3)%	2,387	2,001	19.3%	3,936	4,469	(11.9)%	62.2%	69.1%	(6.9)%
Orlando-Kissimmee-Sanford, FL	14	9,505	10,248	(7.3)%	3,051	3,337	(8.6)%	6,454	6,911	(6.6)%	67.9%	67.4%	0.5%
Tulsa, OK	13	5,926	6,210	(4.6)%	1,880	1,785	5.3%	4,046	4,425	(8.6)%	68.3%	71.3%	(3.0)%
Las Vegas-Henderson-North Las Vegas, NV	13	8,526	8,827	(3.4)%	2,318	2,281	1.6%	6,208	6,546	(5.2)%	72.8%	74.2%	(1.4)%
Shreveport-Bossier City, LA	12	4,537	4,721	(3.9)%	1,789	1,570	13.9%	2,748	3,151	(12.8)%	60.6%	66.7%	(6.1)%
Austin-Round Rock-San Marcos, TX	12	9,699	10,112	(4.1)%	3,305	3,445	(4.1)%	6,394	6,667	(4.1)%	65.9%	65.9%	—%
Wichita, KS	12	5,401	5,318	1.6%	2,235	1,814	23.2%	3,166	3,504	(9.6)%	58.6%	65.9%	(7.3)%
Bend, OR	10	6,029	6,155	(2.0)%	1,543	1,390	11.0%	4,486	4,765	(5.9)%	74.4%	77.4%	(3.0)%
Other MSAs	331	207,021	212,667	(2.7)%	67,893	64,515	5.2%	139,128	148,152	(6.1)%	67.2%	69.7%	(2.5)%
Total/Weighted Average	771	$507,882	$522,819	(2.9)%	$157,795	$151,172	4.4%	$350,087	$371,647	(5.8)%	68.9%	71.1%	(2.2)%

2024 Same Store Pool(2)	744	$491,158	$505,983	(2.9)%	$151,993	$145,272	4.6%	$339,165	$360,711	(6.0)%	69.1%	71.3%	(2.2)%

2023 Same Store Pool(3)	695	$458,896	$473,245	(3.0)%	$140,679	$134,532	4.6%	$318,217	$338,713	(6.1)%	69.3%	71.6%	(2.3)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2025 compared to Nine Months Ended September 30, 2024
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	22,068	2,677,879	88.7%	88.8%	(0.1)%	88.6%	87.6%	1.0%	$18.80	$18.65	0.8%
Riverside-San Bernardino-Ontario, CA	27,155	3,687,843	83.8%	87.4%	(3.6)%	84.2%	86.8%	(2.6)%	16.17	16.36	(1.2)%
Houston-Pasadena-The Woodlands, TX	18,421	2,762,756	85.8%	90.1%	(4.3)%	86.1%	89.6%	(3.5)%	13.37	12.71	5.2%
Atlanta-Sandy Springs-Roswell, GA	14,207	1,986,675	82.3%	82.9%	(0.6)%	80.5%	82.3%	(1.8)%	13.01	13.97	(6.9)%
Dallas-Fort Worth-Arlington, TX	12,847	1,672,270	80.5%	81.9%	(1.4)%	80.1%	84.0%	(3.9)%	14.03	14.16	(0.9)%
Phoenix-Mesa-Chandler, AZ	15,239	1,705,135	78.6%	82.5%	(3.9)%	79.9%	83.5%	(3.6)%	15.82	16.30	(2.9)%
McAllen-Edinburg-Mission, TX	9,848	1,467,078	89.2%	89.1%	0.1%	88.3%	90.0%	(1.7)%	13.36	13.56	(1.5)%
Oklahoma City, OK	9,180	1,327,602	82.6%	86.2%	(3.6)%	82.1%	87.1%	(5.0)%	11.33	10.99	3.1%
Brownsville-Harlingen, TX	6,536	940,371	89.3%	89.2%	0.1%	88.2%	89.6%	(1.4)%	13.16	13.20	(0.3)%
San Antonio-New Braunfels, TX	6,491	835,115	83.5%	83.8%	(0.3)%	82.4%	83.3%	(0.9)%	15.03	15.46	(2.8)%
North Port-Bradenton-Sarasota, FL	9,402	959,833	84.9%	86.3%	(1.4)%	86.3%	84.8%	1.5%	19.57	21.13	(7.4)%
San Juan-Bayamón-Caguas, PR	12,854	1,379,277	89.2%	91.2%	(2.0)%	89.5%	91.8%	(2.3)%	30.56	29.11	5.0%
Los Angeles-Long Beach-Anaheim, CA	9,749	1,063,694	84.0%	86.6%	(2.6)%	83.8%	86.9%	(3.1)%	25.05	24.87	0.7%
Colorado Springs, CO	5,633	707,710	87.8%	85.6%	2.2%	84.5%	86.0%	(1.5)%	13.50	13.61	(0.8)%
Orlando-Kissimmee-Sanford, FL	8,070	950,696	82.9%	88.5%	(5.6)%	83.3%	90.1%	(6.8)%	15.34	14.85	3.3%
Tulsa, OK	6,112	812,154	81.5%	85.0%	(3.5)%	81.9%	86.2%	(4.3)%	11.31	11.27	0.4%
Las Vegas-Henderson-North Las Vegas, NV	7,080	880,970	84.1%	85.7%	(1.6)%	87.8%	86.7%	1.1%	14.12	14.75	(4.3)%
Shreveport-Bossier City, LA	5,102	669,571	81.3%	82.1%	(0.8)%	80.4%	84.4%	(4.0)%	10.65	10.56	0.9%
Austin-Round Rock-San Marcos, TX	6,855	917,244	83.6%	84.3%	(0.7)%	83.0%	84.8%	(1.8)%	16.40	16.94	(3.2)%
Wichita, KS	4,198	586,931	89.7%	86.6%	3.1%	87.7%	87.4%	0.3%	13.03	12.94	0.7%
Bend, OR	3,937	570,674	90.8%	89.0%	1.8%	88.6%	87.8%	0.8%	15.38	15.85	(3.0)%
Other MSAs	165,028	20,715,145	84.2%	84.8%	(0.6)%	84.0%	85.4%	(1.4)%	15.26	15.45	(1.2)%
Total/Weighted Average	386,012	49,276,623	84.5%	85.9%	(1.4)%	84.4%	86.2%	(1.8)%	$15.68	$15.78	(0.6)%

2024 Same Store Pool(2)	371,569	47,560,078	84.6%	85.9%	(1.3)%	84.4%	86.3%	(1.9)%	$15.71	$15.83	(0.7)%

2023 Same Store Pool(3)	344,886	44,257,563	84.5%	86.0%	(1.5)%	84.4%	86.4%	(2.0)%	$15.77	$15.89	(0.7)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 7

Same Store Operating Data (771 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	YTD 2025	YTD 2024
Revenue
Rental revenue	$164,069	$162,570	$162,224	$164,207	$167,820	$488,863	$503,265
Other property-related revenue	6,181	6,405	6,433	6,380	7,028	19,019	19,554
Total revenue	170,250	168,975	168,657	170,587	174,848	507,882	522,819
Property operating expenses
Store payroll and related costs	12,376	12,429	12,182	12,076	12,103	36,987	37,895
Property tax expense	15,299	15,170	15,116	14,630	14,338	45,585	42,757
Utilities expense	6,146	4,935	5,470	4,844	5,699	16,551	15,152
Repairs & maintenance expense	3,672	4,487	4,771	3,557	3,674	12,930	11,711
Marketing expense	5,746	6,560	5,224	4,436	4,446	17,530	13,517
Insurance expense	2,328	2,323	2,489	2,645	2,557	7,140	7,699
Other property operating expenses	7,263	6,816	6,993	7,492	7,545	21,072	22,441
Total property operating expenses	52,830	52,720	52,245	49,680	50,362	157,795	151,172
Net operating income	$117,420	$116,255	$116,412	$120,907	$124,486	$350,087	$371,647

Net operating income margin	69.0%	68.8%	69.0%	70.9%	71.2%	68.9%	71.1%

Occupancy at period end	84.5%	85.0%	83.6%	84.7%	85.9%	84.5%	85.9%

Average occupancy	85.0%	84.2%	83.9%	85.5%	86.5%	84.4%	86.2%

Average annualized rental revenue (includes fees and net of any discounts and uncollectible customer amounts) per occupied square foot	$15.67	$15.68	$15.70	$15.60	$15.73	$15.68	$15.78

Average annual contract storage rent per square foot
In-place customers	$14.71	$14.72	$14.64	$14.50	$14.68	$14.69	$14.78
Move-ins	$10.07	$10.30	$9.89	$9.08	$9.60	$10.10	$10.02
Move-outs	$13.32	$13.37	$13.22	$13.39	$13.65	$13.31	$13.83

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	YTD 2025	YTD 2024
Rental revenue
Same store portfolio	$164,069	$162,570	$162,224	$164,207	$167,820	$488,863	$503,265
Non-same store portfolio	5,838	7,268	7,251	6,822	6,647	20,357	25,953
Total rental revenue	169,907	169,838	169,475	171,029	174,467	509,220	529,218
Other property-related revenue
Same store portfolio	6,181	6,405	6,433	6,380	7,028	19,019	19,554
Non-same store portfolio	278	369	311	328	377	958	1,100
Total other property-related revenue	6,459	6,774	6,744	6,708	7,405	19,977	20,654
Property operating expenses
Same store portfolio	52,830	52,720	52,245	49,680	50,362	157,795	151,172
Non-same store portfolio	2,517	2,907	2,859	2,696	2,641	8,283	9,747
Prior period comparability adjustment(1)	—	—	—	(131)	(291)	—	(1,312)
Total property operating expenses	55,347	55,627	55,104	52,245	52,712	166,078	159,607

Net operating income	121,019	120,985	121,115	125,492	129,160	363,119	390,265
Management fees and other revenue	12,336	12,230	12,135	12,381	11,749	36,701	30,345
General and administrative expenses	(11,460)	(12,804)	(13,145)	(12,629)	(13,114)	(37,409)	(44,977)
Depreciation and amortization	(46,885)	(47,612)	(48,116)	(48,153)	(47,661)	(142,613)	(141,702)
Other	(4,101)	(4,500)	(4,476)	(3,356)	(3,643)	(13,077)	(10,510)
Interest expense	(40,549)	(41,269)	(40,475)	(39,340)	(39,575)	(122,293)	(114,920)
Loss on early extinguishment of debt	—	—	—	—	(323)	—	(323)
Equity in earnings (losses) of unconsolidated real estate ventures	463	(3,945)	(5,739)	(5,284)	(4,712)	(9,221)	(10,791)
Acquisition and integration costs	(1,439)	(2,040)	(2,445)	(1,465)	(1,164)	(5,924)	(2,151)
Non-operating income (expense)	503	462	360	(38)	(83)	1,325	352
Gain on sale of self storage properties	—	9,571	1,425	—	—	10,996	63,841
Income tax expense	(871)	(120)	(1,120)	(1,477)	(863)	(2,111)	(2,290)
Net Income	$29,016	$30,958	$19,519	$26,131	$29,771	$79,493	$157,139

(1)	Certain payroll and related costs associated with the former PRO portfolios were not reflected as property-level expenses in 2024 under the management of the former PROs. Such costs are reflected in property operating expenses in 2025 under our management. For purposes of comparable same store reporting, we have included the specific 2024 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.67	$15.73	$15.68	$15.78
Total consolidated portfolio	15.59	15.57	15.61	15.64

Average Occupancy

Same store	85.0%	86.5%	84.4%	86.2%
Total consolidated portfolio	84.5%	86.0%	83.8%	85.8%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$6,956	$3,391	$15,657	$9,187
Value enhancing capital expenditures	7,802	503	9,729	2,675
Acquisitions capital expenditures	177	62	1,219	1,611
Total consolidated portfolio capital expenditures	$14,935	$3,956	$26,605	$13,473

Property Operating Expenses Detail

Store payroll and related costs	$13,012	$12,487	$39,133	$38,975
Property tax expense	15,983	15,042	47,818	45,475
Utilities expense	6,450	5,990	17,418	16,220
Repairs & maintenance expense	3,854	3,835	13,565	12,359
Marketing expense	5,986	4,715	18,376	14,432
Insurance expense	2,488	2,732	7,682	8,311
Other property operating expenses	7,574	7,911	22,086	23,835
Property operating expenses on the Company's statements of operations	$55,347	$52,712	$166,078	$159,607

General and Administrative Expenses Detail

Supervisory and administrative expenses	$1,198	$3,418	$4,027	$13,567
Equity-based compensation expense	1,975	1,911	5,955	6,097
Other general and administrative expenses	8,287	7,785	27,427	25,313
General and administrative expenses on the Company's statements of operations	$11,460	$13,114	$37,409	$44,977

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on preferred shares and preferred units, and, prior to the internalization of the PRO structure, subordinated performance units and DownREIT subordinated performance units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as debt financing less cash and cash equivalents (both as reflected on the consolidated balance sheet), divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", were NSA's experienced regional self storage operators with local operational focus and expertise. Effective July 1, 2024, in connection with the internalization of its PRO structure, the Company purchased the PROs' management contracts. As of September 30, 2025, the majority of operations have transitioned to the Company.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, were Class B common units of limited partner interest in the Company's operating partnership. SP units, which were linked to the performance of specific contributed portfolios, were intended to incentivize the Company's former PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continued to manage on NSA's behalf. Because subordinated performance unit holders received distributions only after portfolio-specific minimum performance thresholds were satisfied, the Company believed SP units played a key role in aligning the interests of the Company's former PROs with NSA and the Company's shareholders. The DownREIT partnerships also issued units of limited partner interest that were intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units. Effective July 1, 2024, in connection with the internalization of the PRO structure, all 11,906,167 outstanding subordinated performance units and DownREIT subordinated performance units were converted into an aggregate of 17,984,787 OP units and DownREIT OP units.

Equity Research Coverage

Barclays	BMO Capital Markets	BNP Paribas Exane
Brendan Lynch	Juan Sanabria	John Paul Flangos
212.526.9428	312.845.4074	646.342.5660

BofA Global Research	Citi Investment Research	Deutsche Bank
Samir Khanal	Eric Wolfe	Omotayo Okusanya
646.855.1497	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies
Steve Sakwa	Spenser Glimcher	Jonathan Petersen
212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Mizuho Securities	Morgan Stanley
Todd Thomas	Ravi Vaidya	Ronald Kamdem
917.368.2286	212.282.4347	212.296.8319

RW Baird	Truist Securities	UBS
Wes Golladay	Michael Lewis	Michael Goldsmith
216.737.7510	212.319.5659	212.713.2951

Wells Fargo	Wolfe Research
Eric Luebchow	Andrew Rosivach
312.630.2386	646.582.9250